Exhibit 24.1




                               POWER OF ATTORNEY
                               December 11, 2006


         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned does hereby constitute and appoint each of Samuel Masucci, III, Steve Hill, Nicholas Dalmaso and Robert Tull, individually, his true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and on his or her behalf to sign, execute and file this Registration Statement and any or all amendments (including, without limitation, post-effective amendments and any amendment or amendments increasing the amount of securities for which registration is being sought) to this Registration Statement, with all exhibits and any all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto each such attorney-in-fact and agent individually full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present hereby ratifying and confirming all that each such attorney-in-fact and agent may lawfully do or cause to be done.


           Signature                   Capacity                   Date
-------------------------   -----------------------------  --------------------



/s/ Samuel Masucci, III     Principal Executive Officer       December 11, 2006
------------------------
Samuel Masucci, III


/s/ Steve Hill              Principal Financial Officer and   December 11, 2006
------------------------    Principal Accounting Officer
Steve Hill


/s/ Nicholas Dalmaso        General Counsel and Manager       December 11, 2006
------------------------
Nicholas Dalmaso


/s/ Robert Tull             Manager                           December 11, 2006
------------------------
Robert Tull